Exhibit 10.1

This agreement made as of this 30th day of November 2017 by and between Full Spectrum Inc. (the “Company”) and the undersigned lender (“Lender”).

Whereas the Company is indebted to the Lender for certain loan principle and interest (“Loan”); and

Whereas the Parties wish to amend certain terms respecting the Loan.

It is hereby agreed:

1.	All principal and interest outstanding under any and all Loans made by the Lender to the Company and subsequently accruing through to Dec. 31, 2017 shall be defined as and constitute the new principal amount of Lender’s Loans to the Company (“New Loan Principal”). Interest on the New Loan Principal is 10% per annum.

2.	The New Loan Principal shall be payable in full on December 31, 2018, or at anytime earlier in whole or part at Company’s discretion without notice or bonus.

3.	Interest on the New Loan Principal shall accrue from January 1, 2018 and shall be payable in arrears at the end of each calendar quarter.

4.	The Lender waives any penalties or defaults existing as of this date.

5.	All other terms of the Loan shall continue.

Lender

Full Spectrum Inc.